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                                                                       EXHIBIT 1



         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 22, 2001 (including amendments thereto) with respect to the common stock of Shop at Home, Inc. This joint filing agreement shall be filed as an Exhibit to such Statement.


Date: January 22, 2001            LEGACY MEDIA PARTNERS, LLC

                                  By: Legacy Asset Management, Inc., Manager


                                  By: /s/ John F. Ray
                                     ---------------------------------
                                     John F. Ray, President


Date: January 22, 2001            LEGACY ASSET MANAGEMENT, INC.

                                  By: /s/ John F. Ray
                                     ---------------------------------
                                     John F. Ray, President


Date: January 22, 2001            LEGACY INVESTMENT GROUP, INC.

                                  By: /s/ Michael D. Easterly
                                     ---------------------------------
                                     Michael D. Easterly,
                                     President and Chief Executive Officer


Date: January 22, 2001               /s Michael D. Easterly
                                     ---------------------------------
                                     Michael D. Easterly